Exhibit 16.1

                                Sherb & Co., LLP
                          Certified Public Accountants
                                805 Third Avenue
                               New York, NY 10022
                            Telephone (212) 838-5100



April 23, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Re:   Telecom Communications, Inc.
      File No. 333-62236

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Telecom Communications, Inc. dated April 12, 2004, and agree with the statements regarding our firm. We have no basis to agree or disagree with other statements made by the Registrant therein.


/s/ Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants